Exhibit 10.2

From: Anthony S. Chan [mailto:a.chan@att.net]
Sent: Thursday, July 02, 2015 8:34 AM
To: Mr. Ping Wang; Hanying Li
Cc: AChan ATT; ir@tianli-china.com; Shen Joyce; Li Hanying; Vincent McGill
Subject: Immediate Resignation from Board of Directors

Mr. Wang,

I hereby tender my resignation as an independent director of Aoxin Tianli (ABAC).

Thank you for giving me the opportunity to serve the shareholders of ABAC.

Regards,
Anthony

Anthony S. Chan, CPA